SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. __)

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

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Preliminary proxy statement

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Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive proxy statement

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Definitive additional materials

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Soliciting material pursuant to §240.14a-12

IMPERIAL INDUSTRIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒

No fee required

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Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1)

Titles of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transactions applies:

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:

(4)

Proposed maximum aggregate value of transaction:

(5)

Total fee paid:

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)

Amount previously paid:

(2)

Form, Schedule or Registration Statement No.:

(3)

Filing Party:

(4)

Date Filed:

IMPERIAL INDUSTRIES, INC.

3790 Park Central Boulevard North

Pompano Beach, Florida 33064

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 24, 2007

TO THE STOCKHOLDERS OF IMPERIAL INDUSTRIES, INC.

NOTICE is hereby given that the Annual Meeting of Stockholders of Imperial Industries, Inc., a Delaware corporation (the “Company”) will be held at the law offices of Legon, Ponce & Fodiman, P. A., 1111 Brickell Avenue, Suite 2150, Miami, Florida, on Thursday, May 24, 2007 at 10:00 A.M., for the following purposes:

1.

To elect two (2) Class III directors for a term of three (3) years;

2.

To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

These items are fully discussed in the proxy statement that is attached to and made a part of this Notice of Annual Meeting. Only stockholders of record at the close of business on March 28, 2007 shall be entitled to receive notice of, and to vote at, the Annual Meeting, or any postponements or adjournments thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company for ten (10) days prior to the Annual Meeting.

The Company requests that you vote your shares as promptly as possible. Whether or not you expect to attend the Annual Meeting, please vote, date, sign, and return the enclosed proxy as promptly as possible to assure representation of your shares at the meeting. You may revoke your proxy at any time prior to its exercise by written notice to the Company prior to the Annual Meeting, or by attending the Annual Meeting in person and voting.

By Order of the Board of Directors

Howard L. Ehler, Jr.
Secretary

Pompano Beach, Florida

April 6, 2007

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

IMPERIAL INDUSTRIES, INC.

3790 Park Central Boulevard North

Pompano Beach, Florida 33064

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PROXY STATEMENT

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ANNUAL MEETING OF STOCKHOLDERS

MAY 24, 2007

This Proxy Statement relates to the Annual Meeting of the stockholders (the “Annual Meeting”) of Imperial Industries, Inc., a Delaware corporation (the ACompany@) to be held at 10:00 A.M., local time, on Thursday, May 24, 2007 at the law offices of Legon, Ponce & Fodiman, P. A., 1111 Brickell Avenue, Suite 2150, Miami, Florida, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the accompanying Proxy Card to our stockholders who are entitled to vote at the Annual Meeting on or about April 11, 2007.

Why This Proxy Statement is Being Sent

This Proxy Statement and the enclosed Proxy Card are being sent to you by our Board of Directors for the solicitation of proxies from the holders of our common stock so that the holders of common stock may vote their shares at our Annual Meeting of Stockholders. This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. If you do not wish to attend the Annual Meeting to vote your shares, you may instead complete, date, sign and return the enclosed Proxy Card to vote.

What is Being Voted on at the Annual Meeting

Our Board of Directors is asking stockholders to vote on one matter, the election of two Class III directors for a term of three years. We are not aware of any other matter that will be acted upon at the Annual Meeting.

Who may attend the Meeting

Subject to space availability, all stockholders of record on the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Since seating is limited, admission to the Annual Meeting will be on a first come, first served basis. Registration and seating will begin at 9:30 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver=s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Please also note that if you hold your shares in Astreet name@ (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the Annual Meeting.

Who May Vote

Stockholders who owned common stock at the close of business on March 28, 2007 are entitled to vote at the Annual Meeting (the ARecord Date@). On the Record Date, we had issued and outstanding 2,506,502 shares of common stock. Common stock is the only issued and outstanding class of voting stock. You do not have cumulative voting rights. You have one vote for each share of common stock that you own.

Votes Needed for a Quorum

A majority of the shares of common stock that are issued and outstanding on the Record Date must be present or voted by proxy for a quorum at the Annual Meeting. If you return your Proxy Card or attend the Annual Meeting in person, your common stock will be counted for the purpose of determining whether a quorum exists, even if you wish to abstain from voting on any or all of the matters presented at the Annual Meeting. In determining whether a quorum exists at the Annual Meeting, all votes Afor@ or Aagainst,@ as well as abstentions will be counted. Broker non-votes will also be counted as present or represented for the purpose of determining whether a quorum is present for the transaction of business. If you hold your common stock through a broker, bank or other nominee, generally the nominee may only vote the common stock which it holds for you in accordance with your instructions. We do not count abstentions or broker non-votes as Afor@ or Aagainst@ any proposal.

If a quorum is not present at the Annual Meeting, no official business can be conducted. However, if a quorum is not present or represented at the Annual Meeting, the stockholders who do attend the Annual Meeting in person or who are represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented. At any adjournment where there is a quorum, any business may be transacted that might have been transacted at the original meeting.

How You May Vote by Proxy

A proxy is a person you appoint to vote on your behalf. Because many of our stockholders are unable to attend the Annual Meeting in person, our Board of Directors solicits proxies by mail to give each stockholder an opportunity to vote on all matters that will come before the Annual Meeting. In order to ensure that your vote will be recorded, you are urged to:

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Read this Proxy Statement carefully;

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Specify your choice on each matter by marking the appropriate box on the enclosed Proxy Card; and

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Sign, date and return the Proxy Card in the enclosed envelope.

By signing the Proxy Card, you will be designating S. Daniel Ponce and Howard L. Ehler, Jr. as your proxies. They may act together or individually on your behalf and will have the authority to appoint a substitute to act as proxy. They will vote your shares in accordance with your directions. However, if you sign and return the Proxy Card without instructions marked on it, it will be voted FOR each of the nominees for Class III director listed on the Proxy Card.

If any other matter is validly presented at the Annual Meeting, your proxies will vote in accordance with their best judgment. We do not currently know of any other matter that will be acted on at the Annual Meeting.

How You Can Revoke Your Proxy

You may revoke your proxy at any time prior to the Annual Meeting by doing any of the following:

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giving written notice of its revocation to the Company,

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by submission of another duly executed proxy dated after the Proxy Card to be revoked, or

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by attending the Annual Meeting and voting in person.

Your mere presence at the Annual Meeting will not revoke the prior appointment.

Vote Required For Election of Directors

Each stockholder is entitled to one vote for each share of common stock registered in his name on the Record Date for each matter brought before the stockholders at the Annual Meeting. The two nominees for director for Class III receiving the highest number of votes will be elected for the term of such directorships. A properly executed proxy marked “Withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. However, it will be counted for purposes of determining whether there is a quorum.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will however, be counted in determining whether there is a quorum.

Voting is Confidential

Proxy cards, ballots and tabulations that identify individual stockholders are confidential. Only the inspectors of election and certain of our employees associated with processing proxy cards and counting votes have access to your proxy card. Additionally, all comments directed to the Company (whether written on the proxy card or elsewhere) remain confidential, unless you ask that your name be disclosed.

We Pay the Cost of Solicitation of Proxies

Your proxy is being solicited by our Board of Directors. We will pay all expenses associated with this proxy solicitation. Such costs include preparing, printing, assembling and mailing the Notice of Annual Meeting, the proxy statement and the proxy card, as well as all costs of soliciting proxies. We will primarily solicit proxies by mail. However, our officers, directors and regular employees may solicit by telephone, facsimile transmission, e-mail or in person. Such officers, directors and employees will not receive additional compensation for such solicitations. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and we will reimburse such persons, including our transfer agent, for their reasonable out-of-pocket expenses in forwarding such materials. We may retain the services of a proxy solicitation firm to solicit proxies and will pay all reasonable costs associated with such firm.

STOCK OWNERSHIP

The following table sets forth certain information as of March 15, 2007 with respect to the beneficial ownership of the Company’s common stock by (i) each director or nominee for director of the Company, (ii) each executive officer who is a Named Executive Officer in the Summary Compensation Table below, (iii) each person known to the Company to own more than 5% of such shares, and (iv) all executive officers and directors as a group. (Except as otherwise provided herein, the information below is supplied by the holder):

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)		Percent of Shares Beneficially Owned
Lisa M. Brock	160,059	(3)	4.2%
Stephen C. Brown	5,000	(4)	0.2%
Howard L. Ehler, Jr.	34,685	(5)	1.4%
Nadine Gramling	3,000	(6)	0.1%
Fred Hansen	5,000	(7)	0.2%
Steven Healy	5,000	(8)	0.2%
S. Daniel Ponce	67,593	(9)	2.7%
Milton J. Wallace	49,250	(10)	2.0%
Morton L. Weinberger	47,052	(11)	1.9%
All directors and officers as a group (9 persons)	322,639	(12)	12.5%

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(1)

Except as set forth herein, all securities are directly owned and the sole investment and voting power are held by the person named. Unless otherwise indicated, the address for each beneficial owner is the same as the Company.

(2)

The percentage ownership for common stockholders is based upon 2,506,502 shares of common stock outstanding and such shares of common stock such individual has the right to acquire within 60 days upon exercise of stock options that are held by such person (but not those held by any other person).

(3)

Includes 14,250 shares of common stock issuable upon exercise of stock options.

(4)

Includes 5,000 shares of common stock issuable upon exercise of stock options.

(5)

Includes 13,141 shares of common stock issuable upon exercise of stock options.

(6)

Includes 3,000 shares of common stock issuable upon exercise of stock options.

(7)

Includes 5,000 shares of common stock issuable upon exercise of stock options.

(8)

Includes 5,000 shares of common stock issuable upon exercise of stock options.

(9)

Includes 14,250 shares of common stock issuable upon exercise of stock options.

(10)

Includes 11,750 shares of common stock issuable upon exercise of stock options and 25,000 shares held in an individual retirement account of which Mr. Wallace is the beneficiary.

(11)

Includes 11,750 shares of common stock issuable upon exercise of stock options.

(12)

Includes 83,141 shares of common stock issuable upon exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Requirements

The Company’s officers and directors are required to file Forms 3, 4 and 5 with the Securities and Exchange Commission in accordance with Section 16(a) of the Securities and Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder. Based solely on a review of such reports furnished to the Company as required by Rule 16(a)-3, the following officer failed to file certain of his reports required thereunder in the time required:  Fred Hansen failed to file his Form 3 in January 2006 upon his appointment as President of DFH, Inc.

ELECTION OF DIRECTORS

Pursuant to our Certificate of Incorporation, our Board of Directors is currently divided into three classes, with one class standing for election each year for three year terms. The terms of the Class III directors are scheduled to expire at the Annual Meeting. Accordingly, the terms of the two nominees for Class III director listed below, if elected at the Annual Meeting, will expire at the 2010 annual meeting of stockholders. The terms of the other current directors listed below will expire at the 2008 and 2009 annual meetings of stockholders, as indicated below.

The two persons designated by the Board of Directors as nominees for election as Class III directors with terms expiring at the 2010 Annual Meeting are Lisa M. Brock and S. Daniel Ponce.

The nominees for Class III Director receiving the greatest number of affirmative votes of the shares of common stock represented at the Annual Meeting will be elected as Directors. Stockholders are not entitled to cumulate their votes for the election of the Class III directors.

Unless a contrary direction is indicated, it is intended that proxies received will be voted for the election as directors of the two nominees to serve for three-year terms expiring at the 2010 annual meeting, and in each case until their successors are elected and qualified. In the event any nominee for director declines or is unable to serve, the proxies may be voted for a substitute nominee selected by the Board of Directors. We expect that each nominee named in the following table will be available for election.

Name	Age	Position with the Company or Principal Occupation	Served as Director since
Nominees for directors for three year terms ending in 2008
Lisa M. Brock (1)(2)	48	Retired; Formerly Vice President of the Company’s subsidiaries, Premix-Marbletite Manufacturing Co. and Acrocrete, Inc. (n/k/a DFH, Inc.)	1998
S. Daniel Ponce	58	Chairman of the Board of the Company; Shareholder of the law firm Legon, Ponce & Fodiman, P. A.	1988
Directors Continuing in Office until 2008:
Howard L. Ehler, Jr.	63	Principal Executive Officer, President of Premix Marbletite-Manufacturing co. and Vice President of Just-Rite Supply, Inc.	2000
Nadine Gramling(1)	61	Vice President of Lifestyles Home Solutions, Inc.	2005
Directors Continuing in Office until 2009
Milton J. Wallace(1)(2)	71	Retired attorney; Vice Chairman of Preferred Care Partners Holding Corp.	1999
Morton L. Weinberger(1)(2)	77	Certified Public Accountant; Self-employed management consultant	1988

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(1)

Member of Audit Committee

(2)

Member of Compensation and Stock Option Committee

Lisa M. Brock. Ms. Brock was employed by the Company and its subsidiaries, Premix-Marbletite Manufacturing Co. and DFH, Inc. (formerly Acrocrete, Inc.), as Vice President for over five (5) years until December 1994, when she retired.

Howard L. Ehler, Jr. Mr. Ehler has been Principal Executive Officer of the Company since March 1990 and Executive Vice President, Chief Financial Officer (until November 2005) and Secretary of the Company since April 1988. Prior thereto, he was Vice President, Chief Financial Officer and Assistant Secretary of the Company for over five years. In August 2004, Mr. Ehler assumed the position of President of Premix-Marbletite Manufacturing Co. while maintaining his other positions with the Company.

Nadine Gramling. Ms. Gramling has served as Vice President of Lifestyles Home Solutions, Inc., a real estate holding company since 2003. Ms. Gramling has also been the owner of Gramling Enterprises, Inc, d/b/a Active Professionals, a property management consulting company since 2002. From 1978 until 2000, Ms. Gramling was President and Chief Executive Officer of Southeastern Metals Manufacturing Co., Inc., a manufacturer and distributor of metal products for the building construction industry. Ms. Gramling served on the local advisory board of SouthTrust Bank from 2002 until the bank was sold in 2004.

S. Daniel Ponce Mr. Ponce has been Chairman of the Board of the Company since 1988. Mr. Ponce has been engaged in the practice of law for over thirty (30) years and is currently a shareholder in the law firm of Legon, Ponce & Fodiman, P. A. During 2002, Mr. Ponce served as special counsel to then United States Senator Bob Graham. Mr. Ponce is the Chairman-elect of the Orange Bowl Committee and is a member of the Board of Directors of the University of Florida Foundation, Inc. and has served as Chairman of its audit committee. In addition, Mr. Ponce is a member of the Board of Directors of the University of Florida Athletic Association, Inc., where he also serves on various committees, including as Chairman of its finance committee. He is also a non-practicing certified public accountant.

Milton J. Wallace. Mr. Wallace has been Vice Chairman of Preferred Care Partners Holding Corp., the holding company for Preferred Care Partners, Inc., a Medicare health maintenance organization since 2003. Mr. Wallace currently serves as chairman of the board of directors, President and CEO of Renal CarePartners, Inc., a provider of kidney dialysis services. Mr. Wallace was a practicing attorney in Miami, Florida for over forty (40) years until 2005, when he retired. Mr. Wallace served as co-founder and chairman of Renex Corporation, a provider of kidney dialysis services, from July 1993 to February 2000, when that company was acquired by National Nephrology Associates, Inc. Mr. Wallace also was the co-founder and a director of Home Intensive Care, Inc., a provider of home infusion and dialysis services, from 1985 to July 1993, when that company was acquired by W.R. Grace & Co. Mr. Wallace was chairman of the board of directors of Med/Waste, Inc., an entity engaged in the business of medical waste, from June 1993 until February 13, 2002, when that company filed a voluntary bankruptcy petition under federal bankruptcy laws. Mr. Wallace currently serves as a member of the board of directors of Catalyst Pharmaceutical Partners Inc., a specialty pharmaceutical company and as a director of several private companies.

Morton L. Weinberger, CPA. Mr. Weinberger, a certified public accountant, has been self-employed as a consultant to various professional organizations for the past sixteen (16) years. He does not provide consulting services to the Company. For the previous thirty (30) years, he was engaged in the practice of public accounting. During a substantial portion of such period, he was a partner with Peat Marwick Mitchell & Co., now known as KPMG, and thereafter a partner of BDO Seidman, both public accounting firms.

The Board of Directors recommends that the Company’s stockholders vote “for” the election of the Class III nominees. The nominees for Class III Director receiving the greatest number of affirmative votes of the shares of Common Stock represented at the Annual Meeting will be elected as Directors. Stockholders are not entitled to cumulate their votes for the election of the Class III directors.

BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors is currently divided into three classes, each class having three year terms that expire in successive years. Directors hold office until the expiration of their respective terms and until their successors are elected or until death, resignation or removal.

Director Independence

Our Common Stock is listed on the NASDAQ Capital Market. The NASDAQ requires that a majority of our directors be “independent directors,” as defined by the listing standards of the NASDAQ Stock Market, promulgated by the National Association of Securities Dealers, Inc. Generally, a director does not qualify as an independent director if the director (or in some cases, members of the director’s immediate family) has, or in the past three years has had, certain material relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. The Board has affirmatively determined that four of the Company’s six current directors have no other direct or indirect material relationships with the Company and therefore are independent directors on the basis of the NASDAQ listing standards and an analysis of all facts specific to each director. The independent directors are Lisa M. Brock, Nadine Gramling, Milton J. Wallace, and Morton L. Weinberger.

Board Attendance

The Board of Directors conducts its business through meetings of the Board and through its committees. Each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including attending meetings of the stockholders of the Company, the Board and committees of which he or she is a member. The Board of Directors met seven times in fiscal 2006. Each director attended all of the Board of Directors meetings in 2006.

The Company’s non-management directors meet separately from the other directors in regularly scheduled executive sessions at least annually and at such other times as may be scheduled by the Chairman of the Board. During 2006, the non-management directors held two meetings without management.

The Board does not have a formal policy with respect to members of the Board of Directors attendance at annual stockholder meetings. However, each Board member attended the Company’s annual stockholders meeting held in May 2006 and it is expected that all directors will attend the 2007 Annual Meeting as well.

Director Nominating Process

Our Board of Directors does not maintain a Nominating Committee. The Board of Directors has determined that it is in our best interest that the entire Board takes the appropriate actions that would normally be delegated to such a committee. Accordingly, each member of the Board of Directors participates in the consideration of director nominees. A majority of the Company’s Board of Directors is independent as that term is defined by the listing standards of the NASDAQ Stock Market, promulgated by the National Association of Securities Dealers, Inc. The Board of Directors does not have a separate nominating committee charter. However, it has adopted Board resolutions establishing the procedures for the nomination of directors, which is outlined below.

The Board of Directors considers candidates for Board membership suggested by its members, as well as management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary or any member of the Board of Directors in writing with whatever supporting material the shareholder considers appropriate.

Once the Board of Directors has identified a prospective nominee, the Board would make an initial determination as to whether to conduct a full evaluation of the candidate. This information is based on whatever information is provided to the Board with the recommendation of the prospective candidate, as well as the Board’s own knowledge of the prospective candidate. This information may be supplemented by inquires to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Board determines that additional consideration is warranted, it may request a third party search firm to gather additional information about the prospective nominee’s background and experience and report its findings to the Board. The Board would then evaluate the prospective nominee based on the following criteria:

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The ability of the prospective nominee to represent the interests of the stockholders of the Company, rather than any special interest or constituency;

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The prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

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The prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

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The extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board; and

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Be free from interests that would present the appearance of being adverse to, or conflict with, the interests of the Company.

The Board also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors and the need for Audit Committee expertise. After completing the evaluation process, the Board would determine the nominees to the Board, which must be approved by a majority of the independent directors.

Stockholder Communications

Stockholders wishing to communicate with the Company may do so by writing to the Company at 3790 Park Central Boulevard North, Pompano Beach, Florida, 33064 Attn: Investor Relations, or by sending an e-mail to information@imperialindustries.com.

Stockholders and other parties interested in communicating directly with the Chairman of the Board or with the non-management directors, individually or as a group may do so by writing to the Chairman of the Board, Imperial Industries, Inc., 3790 Park Central Boulevard North, Pompano Beach, Florida 33064. The mailing envelope should contain a notation indicating that the enclosed letter is a Stockholder-Board Communication. All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board of Directors or certain specified individual directors. The Corporate Secretary reviews all such correspondence, make copies of all such letters and circulates them to the appropriate director or directors. If any communication is not directed to any particular director, the communication will be forwarded to all members of the Board. Concerns relating to accounting, internal controls or auditing matters should be addressed to the Chairman of the Audit Committee and will be handled in accordance with procedures established by the Audit Committee with respect to such matters.

Code of Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct, applicable to its directors, executive officers and employees. The Code of Business Conduct is available on the Company’s website at www.imperialindustries.com. The Code of Business Conduct complies with Securities and Exchange Commission (the “SEC”) requirements, including procedures for the confidential, anonymous submission by employees or others of any complaints or concerns about the Company or its accounting, internal accounting controls or auditing matters. The Company will also mail these materials to any stockholder who requests a copy. Requests may be made by contacting the Corporate Secretary as described above under “Stockholder Communications.”

Board Committees

The Board has established a number of standing committees to assist it in the discharge of its responsibilities.  The Board presently has two standing committees: the Compensation and Stock Option Committee and the Audit Committee. Information regarding the principal responsibilities of each committee, their present membership and the number of meetings held by each committee are described below. Any action taken by a committee of the Board is reported to the Board of Directors, usually at the next Board meeting.

Audit Committee:  The Audit Committee’s main role is to assist the Board of Directors with oversight of (1) the integrity of the Company’s financial statements, (2) the independent auditor’s qualifications and independence and (3) the performance of the Company’s internal audit function and independent auditors. As part of its duties, the Audit Committee assists in the oversight of (a) management’s assessment of, and reporting on, the effectiveness of internal control over financial reporting, and (b) the independent auditor’s audit, which includes expressing an opinion on the conformity of the Company’s audited financial statements with United States generally accepted accounting principles. The Audit Committee oversees the Company’s accounting and financial reporting process and has the authority and responsibility for the appointment, retention and oversight of the Company’s independent auditors, including pre-approval of all audit and non-audit services to be performed by the independent auditors. The Audit Committee annually reviews and approves the firm to be engaged as independent auditors for the Company for the next fiscal year, reviews with the independent auditors the plan and results of the audit engagement, reviews the scope and results of the Company’s procedures for internal auditing and monitors the design and maintenance of the Company’s internal accounting controls. The Audit Committee Report appears on page 25 of this proxy statement. A current copy of the written charter of the Audit Committee is available on the Company’s website at www.imperialindustries.com.

The current members of the Audit Committee are Morton L. Weinberger, as Chairman, Milton J. Wallace, Lisa M. Brock and Nadine Gramling. The Audit Committee met six times during 2006. All members of the Audit Committee are independent of the Company and management, as defined in the listing standards of NASDAQ and SEC Rule 10A-3.

The Board of Directors has determined that Morton L. Weinberger meets the requirements adopted by the SEC for qualification as an “audit committee financial expert.” Mr. Weinberger is a certified public accountant and has served as an independent auditor with independent public accounting firms as described in his biography above.

Compensation and Stock Option Committee: The Compensation and Stock Option Committee (the “Compensation Committee”) is responsible for, among other things: (i) reviewing the Company’s executive compensation goals, policies and philosophies and monitoring the appropriateness of the Company’s executive compensation practices, (ii) reviewing and, as appropriate, approving management’s recommendations regarding executive compensation, (iii) reviewing and, as appropriate, approving the Company’s executive compensation plans, including designating plan participants, establishing objectives and applicable performance measurement criteria and making awards, (iv) reviewing surveys and other data to gauge the competitiveness and appropriateness of levels and elements of executive compensation and benefits, and (v) to the extent not undertaken by the entire Board, reviewing the level and composition of compensation, benefits and perquisites provided to non-employee members of the Board. The Compensation Committee also administers the Company’s 2006 Stock Award and Incentive Plan and has the authority to determine, among other things, to whom to grant options or other equity awards, the amount of options or other equity awards, the terms of such awards and the exercise prices of options granted thereunder.

The Compensation Committee does not have a written charter. During fiscal 2006, the members of the Compensation Committee were Ms. Brock, as Chairman, and Messrs. Ponce, Wallace and Weinberger. The Compensation Committee met three times in fiscal 2006. Each member attended all of the meetings. In order to serve on the Compensation Committee, each member must be considered “independent,” as defined under the listing standards of NASDAQ. Each member of the Compensation Committee satisfied these requirements during 2006. The agenda and associated meeting materials for each meeting of the compensation committee is generally prepared by management, and reviewed and approved by the Committee chairman. Mr. Ponce resigned as a member of the Compensation Committee in March 2007.

On a periodic basis, the Compensation Committee reviews and approves executive compensation arrangements and, reviews and recommends to the full Board compensation arrangements for the Company’s non-employee directors. The Compensation Committee has the authority to hire experts in the field of executive compensation, including the authority to approve the expert’s fees and terms of retention, to assist it in the performance of its duties. In 2006, the Compensation Committee engaged Steven Hall and Partners, an independent compensation consultant, to review the Company’s long term compensation policies and plans. The opinions and recommendations of Steven Hall and Partners are included as part of the Compensation Committee’s executive compensation review. Additional information regarding the Compensation Committee processes and procedures relating to the consideration and determination of executive compensation policies and decisions is included in “Executive Compensation — Compensation Discussion and Analysis” below.

The Compensation Committee periodically conducts a non-employee director compensation review involving analysis of individual components of compensation, including cash and equity compensation, and total compensation. Such review may include market analyses and peer company comparisons for non-employee director compensation. A non-employee director compensation review was last performed in February 2007, with recommendations made by the Compensation Committee for changes in such non-employee director compensation to the full Board. Additional information regarding non-employee director compensation is included in “Compensation of Directors” below.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2006, the Compensation and Stock Option Committee consisted of Ms. Brock and Messrs. Ponce, Wallace and Weinberger. None of these directors has been an officer or employee of the Company or its subsidiaries during the last ten years. There are no other relationships required to be disclosed pursuant to applicable Securities and Exchange Commission rules and regulations.

Management Matters

The are no current arrangements nor understandings known to the Company between any of the directors, nominees for director or the executive officers of the Company and any other person pursuant to which any such person was elected as a director or appointed as an executive officer. Except as otherwise stated herein, there are no family relationships between any directors, nominees for director, or executive officers of the Company. S. Daniel Ponce and Lisa M. Brock are second cousins.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Board of Directors has delegated to the Compensation Committee the responsibility for, among other things, developing, recommending and approving the Company’s executive compensation program. Management then administers the compensation arrangements in accordance with the policies developed by the Compensation Committee. The executives of the Company covered by the executive compensation program currently consist of the following four individuals:

•

Howard L. Ehler, Jr., Principal Executive Officer of the Company, President of Premix and Vice President of Just-Rite Supply, Inc.

•

Stephen C. Brown, President of Just-Rite Supply, Inc.

•

Steven Healy, Chief Financial Officer

•

Fred Hansen, President of DFH, Inc.

These individuals are referred to in this Compensation Discussion and Analysis as the “Executive Officers.” Following this section, you will find a series of tables containing specific information about the compensation earned or paid for 2006 to such Executive Officers. The discussion below is intended to help you understand the detailed information provided in such tables and put that information into context within our overall compensation program.

Compensation Philosophy and Objectives

Our overall goal in compensating our Executive Officers is to attract, retain and motivate individuals of superior ability who are critical to our success. We believe that both short and long-term compensation paid to our Executive Officers should be directly aligned with both the individual’s and the Company’s performance. Such compensation is intended to provide competitive compensation opportunities for such individuals that support our overall business strategy and objectives and which effectively serve the interests of our stockholders. The Compensation Committee’s decisions with respect to Executive Officer Compensation are influenced by:

•

The Executive Officer’s level of responsibility and functions within the Company;

•

Satisfaction of individual goals and projects assigned to such Executive Officer during the year;

•

The overall performance and profitability of the Company;

•

The Executive Officer’s expected contribution to the Company’s future success; and

•

An assessment of the competitive marketplace for similarly situated companies.

The Compensation Committee’s philosophy is to focus on total compensation opportunities through a mix of base salary, annual cash bonuses, long-term incentives consisting of equity based awards and other benefits. Total compensation opportunities, such as cash bonuses and equity awards, provide upside potential for those Executive Officers who supply leadership resulting in superior financial performance and/or exhibit superior personal performance. We also believe that the best way to align the interests of the Executive Officers with the interests of our stockholders is to make sure that our Executive Officers receive a portion of their compensation in equity based awards.

The Compensation Committee has the flexibility to use these primary components in a manner that will effectively implement its stated objectives. Each of the primary components and certain other benefits are discussed elsewhere below. The Compensation Committee does not explicitly set compensation levels or opportunities in any particular year on the basis of what any of our Executive Officers have actually earned in prior periods other than base salary. The Compensation Committee believes that performance in each year should be determinative of total compensation for that year.

Executive Compensation Review Process

Generally, the Compensation Committee reviews and approves base salary and cash bonus arrangements for Executive Officers in February of each year. At that time, base salary for the Executive Officers is set for the ensuing year. Bonuses are determined at that time for prior year performance.

When making compensation decisions for our Executive Officers, the Compensation Committee takes many factors into consideration, including the executive’s current position, level of responsibility, tenure, individual performance and contributions over the past year, expected future contributions towards achieving financial or other growth of the Company and any retention concerns. In addition to the factors above, the Compensation Committee will review and consider compensation data of comparable companies with respect to total aggregate compensation and each individual compensation component for each Executive Officer.

The Compensation Committee also takes into account the recommendations for executive compensation made by Mr. Ehler, the Company’s principal executive officer, with regard to the other Executive Officers. Prior to the Compensation Committee’s meeting in February, Mr. Ehler provides performance evaluations for each of the other Executive Officers. Such performance evaluations include an analysis of each officer’s work performance, historical compensation levels, the specific achievements of each Executive Officer during the year, the relative profitability of each of their respective operating divisions, their success in reaching objective and subjective goals established prior to the year, their contributions to the overall profitability of the Company and other factors related to their performance. Mr. Ehler will also set forth expected performance responsibilities and tasks for each Executive Officer for the following year. As part of the performance evaluations, Mr. Ehler will make recommendations for base salary and cash bonus compensation for each of the other Executive Officers. Mr. Ehler does not make a recommendation regarding his own compensation.

The Compensation Committee then reviews and considers such recommendations. It will also look at comparative data of compensation of executive officers at similarly situated companies. The Compensation Committee recognizes the inability to provide exact comparisons due to both the difficulty of matching position responsibilities and the difficulty of comparing companies and as such will also rely on their own backgrounds and experience in business. Although consideration has been given from time to time to engage a compensation consultant to review the Company’s compensation package, the Compensation Committee did not feel there was a need to engage compensation consultants for a broad based review for compensation in 2006. The Compensation Committee did engage Steve Hall and Partners in 2006 to review the Company’s long term equity compensation plans and requested recommendations thereon for 2006. Such recommendation resulted in the Company’s adoption of the 2006 Plan. Based upon all of the above, the Compensation Committee will then set base salaries and awards, if appropriate, cash bonuses for each Executive Officer.

Long term equity incentive compensation is generally determined separately and at different times than cash compensation.

The Company does not have a formal policy regarding ownership of Company stock by its executive officers. The Company does encourage each Executive Officer to maintain an equity position with the Company

Primary Components of Executive Compensation

As described above, the aggregate compensation paid to our Executive Officers is historically comprised of three primary components:  base salary, annual cash bonuses and long-term-equity awards. Each component is described below in more detail. Each Executive Officer also receives other benefits as outlined below. When setting the compensation arrangements for each Executive Officer, the Compensation Committee considers these components individually, as well as on an aggregate basis.

Base Salary

Base pay is a traditional element of compensation provided almost universally by businesses. The Compensation Committee reviews base salaries for each of our Executive Officers annually. The base salary for each Executive Officer is set by the Compensation Committee after consideration of a number of factors, including the executive’s position, level of existing and any expected changes in responsibility, tenure with the Company, historical salary levels and past and expected job performance. These factors are not weighted or ranked in any particular way. The Compensation Committee will also consider the compensation levels of executives of comparable companies, based on size and industry, and the recommendations made by Mr. Ehler.

The Compensation Committee reviews salary levels annually to reflect these factors. Accordingly, the Compensation Committee established base salaries for Executive Officers for 2007 at its meeting in February 2007. Base salary increases for Messrs. Ehler, Brown, Healy and Hansen ranged from 6.3% to 56.3% over their prior years’ base salaries. Mr. Hansen received the largest increase by 56.3% to $150,000 after taking into account the above factors and recognizing the significant increased job responsibilities expected of Mr. Hansen in fiscal 2007. While Mr. Ehler’s base salary has a minimum annual increase included in his employment agreement tied to the cost of living, the Compensation Committee reviewed his job performance and history with the Company and determined to increase his base salary for 2007 by 16.7% to $210,000.

Annual Cash Incentive Payments

For most of our Executive Officers, the annual cash bonus will represent a significant variable element in their respective compensation. In some cases, such bonuses will be relatively modest unless our overall performance exceeds budget and their individual performance exceeds expectations. Annual cash incentives are discretionary on the part of the Compensation Committee and are intended to reward Executive Officers based upon, among other things, their individual superior performance and the profitability of the Company.

The determination of annual cash bonuses are based on subjective criteria reviewed by the Compensation Committee. Bonuses are not based on specific targets or formulas based on Company financial performance. Mr. Ehler will include his recommendations for cash bonuses for the other Executive Officers as part of his evaluation process. In addition, the Compensation Committee will review the Company’s financial performance during the year and the impact each Executive Officer had on such performance. The Company will take into account specific tasks assigned to each Executive Officer during the prior year and whether such officer succeeded in such tasks for the proceeding year.

The Compensation Committee awarded cash bonuses for fiscal year 2006 performance at its meeting held in February 2007. At such meeting, the Compensation Committee concluded that the Company’s performance exceeded expectations. As a result, the Compensation Committee awarded an aggregate of $284,000 in cash bonuses to its Executive Officers for 2006. The Compensation Committee did not set an aggregate pool for Executive Officer cash bonuses. Each Executive Officer’s bonus was determined independently of any other Executive Officer’s award. Mr. Ehler’s bonus of $125,000 was granted after consideration of the Company’s overall performance, particularly in light of the change in the general business climate for the Company’s industry, his responsibilities in managing the Company and its personnel through such changes, as well as his long term loyalty and history with the Company.

Mr. Hansen’s bonus was awarded at a Compensation Committee meeting held in March 2006. The bonus of $60,000 was in part due to his significant involvement in selling the Company’s manufacturing assets related to its Acrocrete product line, the closure of the facility in Kennesaw, Georgia and the transition from manufacture of such product line to distribution of such products manufactured by another company. Such transition included ensuring that the quality of such products as manufactured by the third party was consistent with the quality of such products previously manufactured by the Company. Since Mr. Hansen received his bonus during 2006, no further award was made to him for 2006 performance.

The Company reviewed Mr. Healy’s performance and took into account his significant undertaking as Chief Financial Officer in instituting a new computer system and the enhancement of the Company’s internal controls during the year. Mr. Brown’s bonus was based in large part on his responsibilities as the president of the Company’s distribution facilities and its relative financial performance as part of the Company’s consolidated operating results.

Long Term Equity Based Compensation Awards

The goal of the Company’s long-term equity based awards is to align the interests of the Executive Officers with those of the Company’s stockholders and to provide each Executive Officer with a significant incentive to focus on the long term profitability of the Company. All awards to date were in the form of stock options, with exercise prices at the market price of the underlying common stock at the time of grant. Therefore, the Executive Officer would not receive any benefit unless the Company’s share price increases, aligning the officers’ interest with those of the Company’s stockholders.

Prior to 2006, the Company provided long-term equity compensation to its executive officers through grants of stock options under the 1999 Employee Stock Option Plan (the “Employee Plan”). The Employee Plan gave the Company the ability to grant stock options to the Executive Officers and such other employees of the Company as determined by the Compensation Committee in its discretion. As part of the Company’s review of its long-term equity compensation program, the Company engaged Steven Hall and Partners to review and consider restructuring such program. As a result, the Compensation Committee recommended that the Company adopt the 2006 Award and Stock Plan (the “2006 Plan”).

Historically, the Compensation Committee would typically grant options to its Executive Officers on an annual basis at a regularly scheduled meeting of the Compensation Committee. In certain circumstances, newly hired officers and other employees may receive one time option grants at the next scheduled meeting of the Compensation Committee following their start date of employment. All such options are granted and priced as of the date they are approved by the Compensation Committee. In all cases, the exercise price is the market price of the Company’s common stock on the date of grant. The Company makes no effort to time any grants to any specific period or market event.

Following the adoption of the 2006 Plan, the Company no longer grants stock options under the Employee Plan. All Executive Officers and other employees are now eligible for participation in the 2006 Plan. The Company has the ability under the 2006 Plan to makes grants of restricted stock; (ii) stock appreciation rights; (iii) restricted stock awards; (iv) restricted stock units, (v) other awards based in common stock; (vi) dividend equivalents; (vii) performance shares or other stock-based performance awards; (viii) cash-based performance awards tied to achievement of specific performance objectives; and (ix) shares assumable in lieu of rights to cash compensation. The Compensation Committee has the authority to administer the 2006 Plan and make all awards thereunder.

The Company last made an award of stock options in December 2005. As such, the Compensation Committee made a determination that it would not make any grants of long term equity compensation during 2006. The Company has engaged Steven Hall and Partners to provide recommendations for the types of awards that may be appropriate in 2007 for the Compensation Committee to consider.

Executive Benefits

The Compensation Committee believes that certain benefits provided to our Executive Officers are important in assisting in the attraction and retention of key executive talent and that they are reasonable, competitive and consistent with our overall executive compensation philosophy. The following is an overview of the benefits and perquisites available to our Executive Officers.

General Benefits

Each of our Executive Officers receives health insurance, vacation pay and sick pay on levels that are generally available to all employees of the Company. In addition, the Company maintains a 401(k) Plan for its employees. The 401(k) Plan permits participants to defer portions of their salary for retirement. The Company matches a portion of those contributions for Executive Officers and other eligible participants. The Committee believes it is appropriate to maintain this additional contributory plan, with the matching feature, to provide an additional incentive for the participants to further provide for their retirement. Each Executive Officer is eligible to contribute to such plan on the same basis as other employees and receives a corresponding matching contribution by the Company. The contributions by our Executive Officers are not treated any differently than contributions to other employees.

Automobile Allowances

Each of our Executive Officers receives either a Company car or an allowance. The Company currently provides an automobile to Mr. Ehler for his use. Mr. Ehler and the Company determine an allocation on a year to year basis as to the business and personal uses of the automobile and Mr. Ehler is taxed on the personal use of the automobile. The Company provides automobile allowances to each of the other Executive Officers.

Deferred Compensation Plan

The Company has established a Deferred Compensation Plan (the “Deferred Plan”). The eligible persons under such plan are S. Daniel Ponce, the Company’s Chairman of the Board, Mr. Ehler and such other executive officers of the Company as the Compensation Committee shall designate from time to time. As of the date hereof, no other Executive Officer participates in the Deferred Plan.

Pursuant to the Deferred Plan, the Company agreed to make non-discretionary contributions of $30,000 year for Mr. Ehler for a period of five (5) years commencing with fiscal 2004, so long as Mr. Ehler is an employee as of the end of each year. The Company may also make additional discretionary contributions for the benefit of Mr. Ehler or such other participants.

The contributions to the Deferred Plan are fully vested at the times of such contributions. Participants are given the ability to elect certain investment vehicles for the contributions, such as mutual funds. In general, a participant’s account would be distributed on the earlier of the fourth anniversary of the date on which such participant commenced participation in such plan or the first day of the month immediately following the participant’s termination of employment; provided however, Mr. Ehler is not entitled to receive distributions on account of his termination other than for reasons of death or disability until six months following such termination. Each participant has the right to further defer payment under certain circumstances; provided however distributions would be made to participants in the form of a lump sum payment or at the election of the participant in monthly installments of no less than 24 months and no more than 60 months.

The Company established the Deferred Plan in 2004 in part to recognize the long term contributions Mr. Ehler made to the Company and to provide for a retirement benefit that is not otherwise available to Mr. Ehler.

Employment Agreements

The Company does not generally believe that employment agreements are necessary to attract and retain a management team committed to the Company’s success and therefore do not typically enter into employment agreements with our Executive Officers. However, we are party to a one year renewable employment agreement with Mr. Ehler, which was entered into in 1993. The only severance arrangement the Company maintains with its executive officers is also reflected in Mr. Ehler’s employment agreement. In connection with such employment agreement, the Company has the right to terminate Mr. Ehler’s employment, without cause, at any time upon thirty days written notice, provided the Company pays to Mr. Ehler a severance payment equivalent to 50% of his then current annual base salary.

The employment agreement was entered into with Mr. Ehler in 1993 in consideration for the length of time that Mr. Ehler had spent with the Company (at that time in excess of 17 years). The Company believes that due to Mr. Ehler’s lengthy service with the Company, Mr. Ehler was entitled to a certain level of severance in the event that his employment was terminated without cause. Mr. Ehler’s employment agreement is more fully described in Executive Compensation – Employment Agreements” below. No other executive has an employment agreement or severance arrangement with the Company.

Change in Control/Severance Arrangements

The Company also does not generally believe in change of control arrangements. However, there is a change of control provision contained in Mr. Ehler’s employment agreement. In the event of a change in control, Mr. Ehler’s employment agreement would be automatically extended to a three year period. Thereafter, Mr. Ehler would be entitled to terminate his employment with the Company for any reason at any time. In the event Mr. Ehler so terminates his employment, Mr. Ehler would be entitled to receive the lesser of (i) a lump sum equal to the base salary payments and all other compensation and benefits Mr. Ehler would have received had the employment agreement continued for the full term; or (ii) three times Mr. Ehler’s base salary then in effect on the effective date of termination. Mr. Ehler would also be entitled to such payments in the event the Company terminates Mr. Ehler’s employment without cause after a Change of Control.

Mr. Ehler has served in several executive capacities with the Company for over 30 years and the Company believes that it is in the best interests of the Company and our stockholders to ensure that if a hostile or friendly change of control is ever under consideration, Mr. Ehler will be able to advise the Board about the potential transaction in the best interests of the stockholders without being unduly influenced by personal considerations, such as fear of economic consequences resulting from losing his job as a result of the change of control. The Compensation Committee believes that only Mr. Ehler would be in a position to provide such advice among the Executive Officers and due to his long history with the Company has earned the right to such economic protection.

Impact of Accounting and Tax Treatment of Compensation

Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to our Executive Officers that is not “performance based” to $1 million annually per executive officer. The annual and long-term incentive plans are designed so that awards granted to the covered individuals meet Section 162(m) requirements for performance-based compensation, and thus, these awards should not be counted toward the $1 million limitation on tax deductions for an executive officer’s compensation in any fiscal year. The annual and long-term incentive plans give the Company flexibility to pay qualifying performance-based compensation and it is our intention to structure compensation so that Section 162(m) does not adversely affect the Company’s tax deduction. However, there may be instances in which we determine that we cannot structure compensation accordingly. In those instances, the Compensation Committee may elect to structure elements of compensation (such as certain qualitative factors in annual bonuses) to accomplish business objectives that it believes are in the best interests of the Company and its stockholders, even though doing so may reduce the amount of our tax deduction for said compensation.

Other provisions of the Internal Revenue Code also can affect the decisions which the Compensation Committee makes. Under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), a 20% excise tax is imposed upon executive officers who receive “excess” payments upon a change in control of a public corporation to the extent the payments received by them exceed an amount approximating three times their average annual compensation. The excise tax applies to all payments over one time annual compensation, determined by a five year average. A company also loses its tax deduction for “excess” payments. The Company’s change-in-control arrangement with Mr. Ehler does not provide for “gross ups” so that Mr. Ehler would be responsible for any tax consequences.

Effective January 1, 2006, the Company adopted Financial Accounting Standard SFAS 123R, “Share Based Payment,” for accounting of all equity based compensation. The Company’s accounting for the long-term incentive compensation (e.g., expensing of stock options) is compliant with FASB 123R.

Section 409A of the Internal Revenue Code imposes distribution requirements on nonqualified deferred compensation plans and arrangements. If a nonqualified deferred compensation plan or arrangement fails to comply with Section 409A, an executive participating in such plan or arrangement will be subject to adverse tax consequences (including an additional 20% income tax on amounts deferred under the plan or arrangement). Our nonqualified deferred compensation plan for Mr. Ehler and any other executive officer, who may be eligible in the future, is intended to comply with Section 409A, or to be exempt from the requirements of such section. In the event of non-compliance, Mr. Ehler would not receive a “gross up” so that Mr. Ehler would be responsible for any tax consequences.

Compensation Committee Report

The following report of the Compensation and Stock Option Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein

The Compensation and Stock Option Committee of the Board of Directors of Imperial Industries, Inc. oversees the compensation programs of Imperial Industries, Inc. on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management of the Company, the Compensation Discussion and Analysis included in this proxy statement.

In reliance on the review and discussions referred to above, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 by incorporation by reference therein and in this proxy statement, each of which has been filed with the SEC.

Respectfully Submitted,

Compensation Committee
Lisa M. Brock, Chairman
S. Daniel Ponce Milton J. Wallace Morton L. Weinberger

2006 Summary Compensation Table

The following table summarizes the compensation earned by, and paid to, the Named Executive Officers during 2006.

Name and Principal position	Year	Salary ($)	Bonus(1) ($)	Option Awards(2) ($)	Non- Equity Incentive Plan Compen- sation		Change in Pension value and non- Qualified Deferred Compen- sation Earnings ($)		All Other Compen- sation(5)		Total ($)
Howard L. Ehler, Jr. Principal Executive Officer of the Company President of Premix; Vice President of Just-Rite	2006	$180,000	$125,000	$8,816	$30,000	(3)	$4,311	(4)	$6,441	(6)	$354,568

Stephen C. Brown President of Just- Rite Supply, Inc.	2006	$160,000	$75,000	—	—		—-		$9,522	(7)	$244,522

Steven Healy Chief Financial Officer	2006	$120,000	$24,000	—	—		—		—		$144,000

Fred Hansen President of DFH, Inc.	2006	$96,000	$60,000	—	—		—		$10,300	(8)	$166,300

———————

(1)

Bonuses shown were earned in the year indicated even though actually paid in a subsequent year.

(2)

The amounts in the Option Awards column reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) on an aggregate of 1,501 options automatically granted to Mr. Ehler as reload options under the Company’s 1999 employee stock option plan due to payment of the exercise of stock options in common stock then owned by Mr. Ehler. Assumptions made in the calculation of these amounts are included in Note 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2007.

(3)

Includes $30,000 in deferred compensation payable pursuant to a deferred compensation arrangement as described in “Non-Qualified Deferred Compensation” below.

(4)

Represents the increase in value of the investment account held in the Deferred Plan for the benefit of Mr. Ehler.

(5)

The Company provides the Named Executive Officers with group life, health, medical and other non-cash benefits generally offered to all salaried employees which are not included in this column pursuant to SEC rules.

(6)

The amounts shown in this column includes $2,914 in matching contributions under our 401(k) Plan, $2,779 representing the value of the personal use of a Company automobile; and $748 as a Company contribution to disability insurance premiums.

(7)

The amounts shown in this column includes $1,722 in matching contributions under our 401(k) Plan, and $7,800 automobile allowance.

(8)

The amounts shown in this column includes $1,900 in matching contributions under our 401(k) Plan, and $8,400 automobile allowance.

2006 Grants of Plan Based Awards

The following table provides information regarding incentive plan awards and other equity based awards granted to our named executive officers during 2006.

Name	Grant Date	All other option Awards: Number of Securities underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (1)

Howard L. Ehler, Jr.(2)	2/17/06	882	14.75	5,180
	8/30/06	619	14.48	3,636

———————

(1)

The amounts in the Option Awards column reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R);

(2)

Represents options automatically granted to Mr. Ehler as reload options under the Company’s 1999 employee stock option plan due to payment of the exercise of stock options in common stock then owned by Mr. Ehler. Assumptions made in the calculation of these amounts are included in Note 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2007.

Outstanding Equity Awards at 2006 Fiscal Year End

The following table provides information regarding outstanding option awards and stock awards held by our named executive officers at the end of 2006

	Options Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(#)(1)	Option Exercise Price ($)(2)	Option Exercise Date(3)
Howard L. Ehler, Jr	681	6.46	7/11/05
	960	6.46	7/11/05
	5,000	6.64	9/17/05
	5,000	12.06	6/21/06
	882	14.75	8/17/06
	619	14.48	2/28/07
Stephen Brown	5,000	12.06	6/21/06
Steven Healy	5,000	12.06	6/21/06
Fred Hansen	5,000	12.06	6/21/06

———————

(1)

Reflects options granted under the Company’s 1999 Employee Stock Option Plan (the “Employee Plan”). The Employee Plan provides for options to be granted at generally no less than the fair market value of the Company’s stock at the grant date. The Employee Plan is administered by the Company’s Compensation and Stock Option Committee. Options granted under the Employee Plans have a term up to 10 years and are exercisable six months from the grant date. A total of 225,000 shares are presently reserved for issuance under the Employee Plan. As of December 31, 2006, there were outstanding options to purchase 52,971 shares under the Employee Plan. The exercise prices for the outstanding options range from $.72 to $14.75 per share. All options expire five (5) years from the date of grant and are fully vested. There are no shares available for further grants under the Employee Plan

(2)

All options granted have an exercise price equal to 100% of the fair market value of the common stock on the date of grant

(3)

All options expire five (5) years from the date of grant.

On May 25, 2006, Company stockholders approved the Company’s 2006 Stock Award and Incentive Plan (the “2006 Plan”) at the Company’s Annual Meeting of Stockholders. The 2006 Plan includes the following equity compensation awards: (i) stock options; (ii) stock appreciation rights; (iii) restricted stock awards; (iv) restricted stock units, (v) other awards based in common stock; (vi) dividend equivalents; (vii) performance shares or other stock-based performance awards; (viii) cash-based performance awards tied to achievement of specific performance objectives; and (ix) shares issuable in lieu of rights to cash compensation.

The 2006 Plan provides for 150,000 new shares of common stock available for equity awards. In addition, the remaining 11,228 shares which were previously available under the Employee Plan (plus any additional shares that may be available due to cancellation of options) have been added to the 2006 Plan and are available for equity awards under such Plan. The 2006 Plan replaces the 1999 Plans for future awards, including awards to Directors. The 1999 Plans and 2006 Plan are administered by the Board’s Compensation and Stock Option Committee. The Committee determines who is eligible to participate and the number of shares for which awards are to be granted. As of December 31, 2006, no awards have been granted under the 2006 Plan.

2006 Option Exercises and Stock Vested

The following table provides information regarding amounts realized on option awards and stock awards during 2006 by our named executive officers.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Howard L. Ehler, Jr.	882	$ 7,312
	619	$ 5,132
	3,129	$37,141
	3,121	$36,204

———————

(1)

Value realized represents the excess of the fair market value of the shares received at the time of exercise over the exercise price of the options.

Non-Qualified Deferred Compensation

The following table provides information regarding the non-qualified deferred compensation of our named executive officers in 2006

Name	Company Contributions in 2006 ($)	Aggregate Earnings in 2006 ($)	Aggregate Balance in 2006 ($)
Howard L. Ehler, Jr.	30,000	4,311(1)	94,311(2)

———————

(1)

Earnings represent the change in value of the investment account.

(2)

The balance represents aggregate amounts contributed by the Company pursuant to the Deferred Compensation Plan together with the aggregate increase in the value of the investment Account.  The named executive officer does not make any contributions to the Deferred Compensation Plan. All contributions have been reported in the “Summary Compensation Table” as other compensation.

The Company has established a Deferred Compensation Plan (the “Deferred Plan”). The eligible persons under such plan are S. Daniel Ponce, the Company’s Chairman of the Board, Howard L. Ehler, Jr., the Company Principal Executive Officer and such other executive officers of the Company as the Compensation and Stock Option Committee shall designate from time to time.

Pursuant to the Deferred Plan, the Company agreed to make non-discretionary contributions of $30,000 year for Mr. Ehler for a period of five (5) years commencing with fiscal 2004, so long as Mr. Ehler is an employee as of the end of each year. The Company may also make additional discretionary contributions for the benefit of Mr. Ehler or such other participants.

The contributions to the Deferred Plan are fully vested at the times of such contributions. Participants are given the ability to elect certain investment vehicles for the contributions such as mutual funds. In general, a participant’s account would be distributed on the earlier of the fourth anniversary of the date on which such participant commenced participation in such plan or the first day of the month immediately following the participants termination of employment; provided however, Mr. Ehler is not be entitled to receive distributions on account of his termination other than for reasons of death or disability until six months following such termination. Each participant has the right to further defer payment under certain circumstances; provided however distributions would be made to participants in the form of a lump sum payment or at the election of the participant in monthly installments of no less than 24 months and no more than 60 months.

Employment/Change of Control Agreements

The Company is a party to a one year renewable employment agreement with Howard L. Ehler, Jr. No other executive has an employment, severance or change of control agreement. Mr. Ehler serves as the Company=s Principal Executive Officer, Chief Operating Officer and Secretary at a current base salary of $210,000. Mr. Ehler=s employment agreement provides for automatic renewals for additional one year periods on July 1st of each year, unless the Company or Mr. Ehler notifies the other party of such party’s intent not to renew at least 90 days prior to each June 30 of the initial term and any extended term thereafter. Pursuant to the employment agreement, Mr. Ehler receives the use of a company car, as well as certain other benefits, such as health and disability insurance. Mr. Ehler is also entitled to receive incentive compensation based upon individual and Company performance criteria developed by the Compensation Committee from time to time.

Prior to a Change in Control (as defined in Mr. Ehler=s employment agreement), the Company has the right to terminate the employment agreement, without cause, at any time upon thirty days written notice, provided the Company pays to Mr. Ehler a severance payment equivalent to 50% of his then current annual base salary. Mr. Ehler has agreed not to disclose information and not to compete with the Company during his term of employment and, in certain cases, for a two (2) year period following his termination.

In the event of a Change in Control, the employment agreement is automatically extended to a three year period. Thereafter, Mr. Ehler would be entitled to terminate his employment with the Company for any reason at any time. In the event Mr. Ehler so terminates his employment, Mr. Ehler would be entitled to receive the lesser of (i) a lump sum equal to the base salary payments and all other compensation and benefits Mr. Ehler would have received had the employment agreement continued for the full term; or (ii) three times Mr. Ehler’s base salary then in effect on the effective date of termination. Mr. Ehler would also be entitled to such severance in the event the Company terminates Mr. Ehler’s employment without cause after a Change of Control.

DIRECTORS COMPENSATION

Non-employee director compensation is determined annually by the Board of Directors. Directors who are also employees of the Company receive no additional compensation for service as a director. The following table shows compensation for our non-employee directors for the year ended December 31, 2006:

Name	Fees earned or Paid in Cash(1) ($)		Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings		All Other Compensation ($)		Total ($)
S. Daniel Ponce	$50,000	(2)	$30,000	(3)	$4,311	(4)	$3,050	(5)	$87,361
Lisa M. Brock	$22,000		—		—		—		$22,000
Nadine Gramling	$16,000		—		—		—		$16,000
Milton J. Wallace	$22,000		—		—		—		$22,000
Morton L. Weinberger	$54,000	(6)	—		—		—		$54,000

———————

(1)

Each non-employee director, other than Mr. Ponce, received an annual cash retainer of $6,000 as compensation for their service as a director, $10,000 for service as a member of the Audit Committee and $6,000 for service on the Compensation Committee.

(2)

Mr. Ponce received a retainer of $50,000 for 2006 for his service as Chairman of the Board.

(3)

Mr. Ponce receives $30,000 of deferred compensation per year for a period of five (5) years commencing with fiscal 2004 pursuant to the Deferred Compensation Plan (the “Deferred Plan”) described below.

(4)

Represent the change in value of the investment account in the Deferred Plan.

(5)

The Company provides Mr. Ponce with the use of a Company car. The amount set forth above represents that portion of the cost of the automobile allocated to personal use by Mr. Ponce.

(6)

Mr. Weinberger received a $42,000 retainer for his service as Chairman of the Audit Committee.

All directors’ fees in 2006 to non-employee directors were made in quarterly installments. Directors’ fees in 2007 are to be paid monthly. Directors are also reimbursed for expenses which may be incurred by them in connection with the business and affairs of the Company. Prior to May 27, 2006, non-employee directors were eligible to receive discretionary grants of options under the Directors Stock Option Plan (“Directors Plan”). Following shareholder approval of the 2006 Plan on May 27, 2006, directors are eligible for awards under the 2006 Plan. No stock options or other awards were granted to non-employee directors during 2006.

In February 2007, each director other than Mr. Ponce, will receive a $12,000 annual retainer for service on the Board; $15,000 annual retainer for service on the Audit Committee, and $10,000 for service on the Compensation Committee. The Chairman of the Audit Committee will receive an annual retainer of $47,000. The Chairman of the Compensation Committee will receive an annual retainer of $15,000. Mr. Ponce’s annual retainer for service as Chairman of the Board will be $100,000.

Contributions to the Deferred Plan are fully vested at the times of such contributions. Each participant has the ability to elect certain investment vehicles for the contributions, such as mutual funds. In general, a participant’s account would be distributed on the earlier of the fourth anniversary of the date on which such participant commenced participation in such plan or the first day of the month immediately following the participant’s termination of employment; provided however, Mr. Ponce would not be entitled to receive distribution on account of his termination other than for reasons of death or disability until six months following such termination. Each participant has the right to further defer payment under certain circumstances; provided however distributions would be made to participants in the form of a lump sum payment or at the election of the participant in monthly installments of no less than 24 months and no more than 60 months. The Deferred Plan is administered by the Compensation Committee.

CERTAIN TRANSACTIONS

The Company’s Board of Directors has delegated to the Audit Committee the responsibility to review, approve and ratify any transaction between the Company and any related person. The law firm of Legon, Ponce & Fodiman, P.A., of which Mr. Ponce, the Company’s Chairman of the Board is a shareholder, served as general counsel to the Company. The law firm received $223,000 in fees in 2006 for legal services rendered to the Company and its subsidiaries. Such fees were for services rendered by members and associates of the law firm other than Mr. Ponce.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

PricewaterhouseCoopers, LLP served as the Company’s independent auditors for the years ended December 31, 2004 and 2005. On April 11, 2006, the Company dismissed PricewaterhouseCoopers LLP as its independent registered public accounting firm. The Audit Committee and Board of Directors participated in and approved the decision to change its independent registered public accounting firm. The reports of PricewaterhouseCoopers LLP on the financial statements as of and for the fiscal years ended December 31, 2005 and 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended December 31, 2004 and 2005, and through the date of dismissal, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their reports on the financial statements for such years. During the fiscal years ended December 31, 2004 and 2005 and through the date of dismissal, there were no reportable events (as defined in Item 304(a)(1)(v)) of Regulation S-K).

The Audit Committee and Board of Directors engaged Grant Thornton LLP as its new independent registered public accounting firm as of April 13, 2006. During the fiscal years ended December 31, 2004 and 2005 and through the date of engagement, the Company did not consult with Grant Thornton LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s  financial statements, and neither a written oral report was provided to the Company that Grant Thornton LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Grant Thornton, LLP served as the Company’s independent auditors for the year ended December 31, 2006. The Board of Directors has not yet selected a firm to serve as auditors for the year ended December 31, 2007. Representatives of Grant Thornton, LLP are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement, if they desire, and to respond to appropriate questions.

Fees to Independent Certified Public Accountants

Audit Fees. The aggregate fees billed by Grant Thornton, LLP and PricewaterhouseCoopers LLP for professional services rendered for the audits of the Company’s financial statements for 2006 and 2005, and for the reviews of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q filed with the SEC during 2006 and 2005 were approximately $292,000 and $210,000, respectively.

Audit Related Fees. The aggregate fees billed by Grant Thornton, LLP and PricewaterhouseCoopers LLP for 2006 and 2005 for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under the caption “Audit Fees” were approximately $3,800 and $18,000, respectively. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions and consultation regarding generally accepted accounting principles.

Tax Fees. The aggregate fees billed by Grant Thornton, LLP for 2006 and 2005 for professional services rendered for tax compliance and tax advice for the Company were approximately $99,000 and $26,000, respectively and includes fees associated with tax compliance, tax advice and domestic tax planning. This category also includes fees relating to tax planning on mergers and acquisitions, restructurings and other services related to tax disclosure and filing requirements, including employee benefit plans.

All Other Fees. No fees were billed by Grant Thornton, LLP or PricewaterhouseCoopers LLP for professional services rendered during 2006 and 2005 other than as stated above under the captions “Audit Fees,” “Audit Related Fees” and “Tax Fees.”

Audit Committee Pre-Approval Policy

The Audit Committee has adopted procedures for pre-approving all audit and permissible non-audit services provided by the independent auditor. The Audit Committee may either pre-approve such services based on the amount of fees associated with such services without consideration of specific case-by-case services (“general approval”) or pre-approve specific services (“specific pre-approval”). Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the independent auditor is best positioned to provide the most effective and efficient services, for reasons such as familiarity with the Company’s business, people, culture, accounting systems, risk profile and whether the services enhance the Company’s ability to manage or control risks and improve audit quality.

The Audit Committee has considered whether the provision of non-audit services to the Company by Grant Thornton, LLP or PricewaterhouseCoopers LLP was compatible with maintaining the independence of Grant Thornton, LLP or PricewaterhouseCoopers LLP. Additional information concerning the Audit Committee and its activities with Grant Thornton, LLP or PricewaterhouseCoopers, LLP can be found in the sections of the proxy statement: ABoard Committees and Meetings@ and AReport of the Audit Committee.@

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

This Report concerns the Audit Committee=s activities regarding oversight of the Company=s financial reporting and auditing process. The Company=s Audit Committee is comprised of four non-employee members of the Company=s Board of Directors and operates under a written charter adopted by the Audit Committee and approved by the Board of Directors. The complete text of the Audit Committee Charter is attached Annex I to the Company Proxy Statement for its annual meeting of stockholder for 2004 and is also available on the Company’s website at www.imperialindustries.com. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, are as reflected in the Audit Committee Charter.

All of the current members of the Audit Committee are independent as defined by the listing standards of the NASDAQ Stock Market, promulgated by the National Association of Securities Dealers, Inc.

As set forth in more detail in the Audit Charter, the Audit Committee=s primary responsibilities fall into three broad categories:

•

Financial Reporting Oversight. The Audit Committee is charged with monitoring the preparation of quarterly and annual financial statements by the Company=s management, including discussions with management and the Company=s independent auditors about draft annual financial statements and other accounting and reporting matters.

•

Independent Auditor Relationship. The Audit Committee is responsible for matters concerning the relationship between the Company and its independent auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as other services being provided to the Company; and determining whether such auditors are independent; and

•

Internal Controls Oversight. The Audit Committee oversees management=s implementation of effective systems of internal controls, including review of policies relating to regulatory compliance, ethics and conflicts of interest..

During the year ended December 31, 2006, the Audit Committee met six times. The Audit Committee schedules its meetings with a view to ensuring that it is able to devote sufficient time and attention to all of its tasks. The meetings were designed to facilitate and encourage private communications between the members of the Audit Committee, management and the Company=s independent auditors, Grant Thornton, LLP. In addition to formal meetings of the Audit Committee, the Chairman of the Audit Committee meets regularly with the Company=s management and accounting staff to review financial reporting and internal controls, as well as with the Company’s independent auditors. The Chairman then reports to the Audit Committee on his findings. The Audit Committee reports on its activities to the full Board of Directors, usually at the next Board meeting.

The Company=s management is responsible for the preparation, presentation and integrity of the Company=s financial statements, accounting and financial reporting principles and internal controls. Grant Thornton, LLP is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those audited financial statements and for expressing an opinion on management’s assessment of the effectiveness of internal controls and on the effectiveness of the Company’s internal controls over financial reporting.

The functions of the Audit Committee are not intended to duplicate, or to certify, the activities of management and the independent auditors. The Audit Committee provides a Board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee>s members in business, financial and accounting matters.

In overseeing the preparation of the Company=s consolidated financial statements, the Audit Committee met with both management and representatives of Grant Thornton, LLP to review and discuss the Company’s audited financial statements for the year ended December 31, 2006 and quarterly operating results prior to their issuance, including a discussion of the reasonableness of significant judgments and the clarity of disclosure in the financial statements. During fiscal 2006, Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepting accounting principles and reviewed significant accounting and disclosure issues with the Audit Committee. The Audit Committee met with Grant Thornton, LLP., with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Audit Committee=s review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, ACommunication with Audit Committees,@ including the quality of the Company=s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

Grant Thornton, LLP also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1, AIndependence Discussions with Audit Committees.@  The Audit Committee discussed the independence of Grant Thornton, LLP., including the compatibility of non-audit services provided by such firm with its independence to the Company.

In addition, the Audit Committee reviewed the effectiveness of the Company=s internal control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the Company=s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

Based upon the above described reviews and the Audit Committee=s discussions with management and Grant Thornton, LLP., the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company=s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC. The Audit Committee has not yet made a recommendation as to the independent auditors for the Company=s financial statements for the fiscal year ending December 31, 2007.

Respectfully Submitted,

Audit Committee

Morton L. Weinberger, Chairman
Lisa M. Brock
Nadine Gramling
Milton J. Wallace

CODE OF ETHICS

The Company has adopted a code of ethics that applies to all of its employees, officers and directors, including the Principal Executive Officer and Chief Financial Officer. The code of ethics, which is included as part of the Imperial Industries, Inc. Code of Business Conduct, is posted on the Company’s website, www.imperialindustries.com. If the Company amends or waives any provisions of the Code of Business Conduct with respect to the Principal Executive Officer or the Chief Financial Officer it will post the amendment or waiver on its website.

OTHER MATTERS

Management is not aware of any other matters which may come before the Annual Meeting and which require the vote of stockholders in addition to those matters indicated in the notice of meeting and this Proxy Statement. If any other matter calling for stockholder action should properly come before the Annual Meeting or any adjournment thereof, those persons named as proxies in the enclosed proxy will vote in accordance with their best judgment.

STOCKHOLDER PROPOSALS

Stockholders who wish a proposal to be included in the Company’s proxy statement and form of proxy relating to the 2008 annual meeting must be received by the Company no later than January 19, 2008 for inclusion in the Company’s proxy statement related to the 2008 annual meeting. Such notice must include (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the number of shares of common stock of the Company which are owned beneficially of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring valid business before the meeting.

ANNUAL REPORT

A copy of the Company’s 2006 Annual Report, including audited financial statements as of December 31, 2004, 2005 and 2006 and for each of the three (3) years in the period ending December 31, 2006 are being mailed to all stockholders. Copies of the Annual Report on Form 10-K for the Fiscal Year ended December 31, 2006 as filed with the Securities and Exchange Commission may be obtained by writing to Corporate Secretary, 3790 Park Central Boulevard North, Pompano Beach, Florida 33064.

▼FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

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IMPERIAL INDUSTRIES, INC.

PROXY

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2007

The undersigned hereby appoints S. Daniel Ponce and Howard L. Ehler, Jr., or either of them, as proxies, with full individual power of substitution to represent the undersigned and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the law offices of Legon, Ponce & Fodiman, P. A., 1111 Brickell Avenue, Suite 2150, Miami, Florida, at 10:00 A.M., local time, on May 24, 2007, and any and all adjournments thereof, in the manner specified on other side:

(continued on other side)

▼FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

……………………………………………………………………………………...………….…………………………………………………………………………………………

THIS PROXY, WHEN PROPERLY EXECUTED, SHALL BE VOTED AS DIRECTED.  IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR
THE NOMINEES FOR EACH CLASS III DIRECTOR.  Should any other matter requiring a vote of the stockholders arise, the persons named in the Proxy or their substitutes shall vote in accordance with their best judgment in the interest of the Company.  The Board of Directors is not aware of any matter which is to be presented for action at the meeting other than the matter set forth herein.

Please mark your votes like this	☒

Election of Class III Directors Nominees:	For the nominees listed	Withhold authority to vote for the nominees listed
Lisa M. Brock S. Daniel Ponce	☐	☐

Instruction: To withhold authority to vote for any individual, write that nominee’s name on the space provided above			PLEASE VOTE, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature                                                                                      Signature                                                                                      Datred:                                ,2007